UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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MCF CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MCF CORPORATION

March 21, 2008

Dear MCF Corporation Stockholder:

You are cordially invited to attend MCF Corporation’s 2008 annual meeting of stockholders to be held on Friday, May 2, 2008, at 1:30 p.m., Pacific Standard Time, at 600 California Street, 9th Floor, San Francisco, CA 94108.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

D. Jonathan Merriman
Chief Executive Officer

MCF CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 2, 2008

To the Stockholders:

The 2008 annual meeting of stockholders of MCF Corporation will be held on Friday, May 2, 2008, at 1:30 p.m., Pacific Standard Time, at 600 California Street, 9th Floor, San Francisco, CA 94108. At the meeting, you will be asked:

(1)	To elect eight directors to serve until the 2009 annual meeting of stockholders;
(2)	To approve the addition of shares of common stock to the 2003 Stock Option and Incentive Plan;
(3)	To approve the addition of shares of common stock to the 2006 Directors’ Stock Option and Incentive Plan
(4)	To approve amending the Certificate of Incorporation to change the name of MCF Corporation; and
(5)	To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

If you were a stockholder of record at the close of business on March 17, 2008, you may vote at the annual meeting and any adjournment or postponement.

We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

By Order of the Board of Directors,

Christopher L. Aguilar
Secretary

San Francisco, California
March 21, 2008

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

MCF CORPORATION
600 California Street, 9th Floor
San Francisco, California 94108

PROXY STATEMENT
For the 2008 Annual Meeting of Stockholders

General

The Board of Directors (the “Board”) of MCF Corporation (the “Company”), a Delaware corporation, is soliciting this proxy on behalf of the Company to be voted at the 2008 annual meeting of stockholders to be held on Friday, May 2, 2008, at 1:30 p.m., Pacific Standard Time, or at any adjournment or postponement thereof. The 2008 annual meeting of stockholders will be held at MCF Corporation, headquarters, 600 California Street, 9th Floor, San Francisco, California 94108.

Method of Proxy Solicitation

These proxy solicitation materials were mailed on or about March 21, 2008, to all stockholders entitled to vote at the meeting. The Company will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers, and employees of the Company may also solicit proxies, in person, or by mail, telephone, facsimile or email, without additional compensation.

Voting of Proxies

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

•	FOR the election of the Board’s eight nominees for director;
•	FOR the approval of the addition of shares of common stock to the 2003 Stock Option and Incentive Plan;
•	FOR the approval of the addition of shares of common stock to the 2006 Directors’ Stock Option and Incentive Plan; and
•	FOR the approval of amending the Certificate of Incorporation to change the Company’s name to Merriman Curhan Ford Group, Inc.

We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

Required Vote

Record holders of shares of the Company’s common stock at the close of business on March 17, 2008, the voting record date, may vote at the meeting with respect to the election of eight directors, approval of the addition of shares of common stock to the 2003 Stock Option and Incentive Plan, approval of the addition of shares of common stock to the 2006 Directors’ Stock Option and Incentive Plan, and approval of amending the Certificate of Incorporation to change the Company’s name. Each share of common stock outstanding on the record date has one vote. At the close of business on February 27, 2008, there were 12,645,658 shares of common stock issued and outstanding.

The Company’s bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the eight directors. A majority of the shares having voting power present or represented by proxy is required to approve the addition of shares of common stock to the 2003 Stock Option and Incentive Plan and approve the addition of shares of common stock to the 2006 Directors’ Stock Option and Incentive Plan. The vote of the holders of a majority of the issued and outstanding shares of common stock is required to approve the amendment to the Company’s Certificate of Incorporation to change the Company’s name. Cumulative voting is not permitted with respect to the election of directors. Each director election vote is tabulated separately. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting. For purposes of the approval of the amendment to the Company’s Certificate of Incorporation to change the Company’s name, abstentions and broker non-votes will have the same effect as a “no” vote.

Revocability of Proxies

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated eight directors for election at the 2008 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Vote Required

The affirmative vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the eight nominees of the Board as directors. Cumulative voting is not permitted with respect to the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the Board’s nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board. The Board has no reason to believe that any of the nominees will be unavailable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD’S NOMINEES LISTED BELOW.

Directors

Set forth below are the principal occupations of, and other information regarding, the eight director nominees of the Board. Each of these persons is an incumbent director.

John M. Thompson, 69, has served as Chairman of our Board of Directors since November 2007. An experienced business advisor, Mr. Thompson has chaired several boards of directors, including Arthur D. Little and MedPanel, Inc. (now Panel Intelligence, LLC, a wholly owned subsidiary), and served on others. Mr. Thompson resigned as Chairman of Arthur D. Little in February 2003, upon completion of the sale of the company. Mr. Thompson was Chairman of MedPanel, Inc. from 1999 through April 2007, when MedPanel, Inc. was acquired by MCF Corporation. In his last executive position, he served as chairman and Chief Executive Officer of CSC Europe, overseeing all European operations for the Computer Sciences Corporation (NYSE: CSC). Mr. Thompson left Computer Sciences Corporation in April 1993. Prior to that, he was Vice Chairman of Index Group, the company that pioneered the concepts of process redesign and business reengineering. Mr. Thompson is well known on both sides of the Atlantic as a management consultant, helping better position firms for stronger growth. In the 1960's he was a co-founder of Interactive Data Corporation (NYSE:IDC). Mr. Thompson has been a guest faculty member at several universities including Harvard, MIT and Wharton, and he holds an M.A. from Cambridge University.

D. Jonathan Merriman, 47, has served as our Chief Executive Officer from October 2000 to the present and served as Chairman of the Board of Directors from February 2001 to November 2007. Prior to that period, Mr. Merriman was President and CEO of Ratexchange Corporation, the predecessor company to MCF Corporation. Mr. Merriman and his team engineered the transition of Ratexchange, a software trading platform company, into a full-service institutional investment bank, MCF Corporation. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. From June 1997 to June 1998, Mr. Merriman served as Managing Director and Head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader. Prior to Bear Stearns, Mr. Merriman worked at Merrill Lynch as a financial analyst and as an institutional equity salesman. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business. Mr. Merriman has served on the Boards of several organizations and currently holds seats on the Board of Directors of MCF Corporation, and Leading Brands, Inc.

Patrick H. Arbor, 71, has served as a member of our Board of Director since February 2001 and has served as a member of the audit committee since April 2001. Mr. Arbor is currently Chairman of United Financial Holdings Inc., a bank holding company. Mr. Arbor has been a principal of the trading firm of Shatkin-Arbor & Co. from 1997 to the present time. He is a longtime member of the Chicago Board of Trade (CBOT), the world’s oldest derivatives exchange, serving as the organization’s Chairman from 1993 to 1999. During that period, Mr. Arbor also served on the Board of Directors of the National Futures Association. Prior to that, he served as Vice Chairman of the CBOT for three years and ten years as a Director. Mr. Arbor’s other exchange memberships include the Chicago Board Options Exchange, the Mid-America Commodity Exchange and the Chicago Stock Exchange. Mr. Arbor received his undergraduate degree in business and economics from Loyola University.

Steven W. Town, 47, has served as a member of our Board of Directors from October 2000 to present and has served as a member of the compensation committee since April 2001. Mr. Town has served as Co-Chief Executive Officer of the Amerex Natural Gas, Amerex Power and Amerex Bandwidth, Ltd. Mr. Town began his commodities career in 1987 in the retail futures industry prior to joining the Amerex Group of Companies. He began the Amerex futures and forwards brokerage group in natural gas in 1990, in Washington D.C., and moved this unit of Amerex to Houston in 1992. During Mr. Town’s tenure as Co-Chief Executive Officer, the Amerex companies became a leading brokerage organization in their respective industries. Mr. Town left Amerex in October 2006, when Amerex was purchased by GFI Group, Inc. (GFIG), with final transaction economics in April 2008. Mr. Town is a graduate of Oklahoma State University.

Raymond J. Minehan, 66, has served as a member of our Board of Directors and as a member of our audit committee and compensation committee since August 2003. Since May 2005, Mr. Minehan has served as Chief Financial Officer for the Conservation and Liquidation Office of the State of California. From February 2002 to May 2005, Mr. Minehan was retired. From February 2001 to February 2002, Mr. Minehan served as the Chief Financial Officer at Memestreams, Inc., a startup company that was developing information management software. From January 1997 to August 2000, he served as the Chief Administrative Officer at Sutro & Co. where he was responsible for all administrative functions including finance, management information systems, telecommunications, operations, human resources and facilities. From 1989 to 1997, he served as chief financial officer at Hambrecht & Quist, Inc. From 1972 to 1989, Mr. Minehan served as a partner with Arthur Andersen LLP. Mr. Minehan served in the United States Air Force as a navigator assigned to the Strategic Air Command as B-52 navigator/electronic warfare officer. He attained the rank of Captain. Mr. Minehan received his Bachelor of Arts degree in Finance from Golden Gate University.

Dennis G. Schmal, 61, has served as a member of our Board of Directors and as a member of our audit committee since August 2003. Mr. Schmal has also served as a member of our compensation committee since March 2007 and has served on the Nominations and Corporate Governance Committee since September 2005. From February 1972 to April 1999, Mr. Schmal served as a partner in the audit practice at Arthur Andersen LLP. As a senior business advisor with special focus in finance, he has extensive knowledge of financial reporting and holds the CPA designation. Besides serving on the boards of two private companies, Mr. Schmal also serves on the Board of Directors for Varian Semiconductor Equipment Associates, Inc. (VSEA), a public company and on the boards of the thirteen mutual funds comprising the AssetMark family of mutual funds. Mr. Schmal also served on the board of NorthBay Bancorp (NBAN), a public bank holding company, until it was sold in 2007. Mr. Schmal attended California State University, Fresno where he received a Bachelor of Science in Business Administration- Finance and Accounting Option.

Scott Potter, 39, became a Director of MCF Corporation in August 2004 and has served as a member of our nominations committee since November 2005. From February 2005 until the present, he has served as a Managing General Partner of San Francisco Equity Partners (SFEP), a private equity firm focused on expansion stage companies within the information technology, media, consumer, and service industries. Prior to founding SFEP in February 2005, Mr. Potter served as Director of LMS Capital, the venture capital arm of London Merchant Securities plc (LON:LMSO) from January 2003 to February 2005, where Mr. Potter oversaw LMS’ North American Private Equity portfolio. Prior to joining LMS, Mr. Potter held the position of Senior Vice President, Field Operations at Inktomi Corporation from August 2002 to January 2003 where he had responsibility for Inktomi’s sales force, business development, consulting services, and field offices. From January 2000 to August 2002, Mr. Potter served as President and CEO of Quiver, Inc., an enterprise software company funded by some of the world’s leading Venture Capital firms. Under Mr. Potter’s leadership, Quiver became a leading company in the Information Management space, and ultimately was acquired by Inktomi in August of 2002. Prior to his tenure at Quiver, Mr. Potter was Executive Vice President in charge of business development and corporate development at Worldres, Inc., an online travel technology company. Mr. Potter’s career began as an attorney for one of Silicon Valley’s leading law firms, Venture Law Group. A frequent speaker at technology industry conferences and investor forums, Mr. Potter holds a BA in Industrial Psychology from the University of California at Berkeley and a JD Degree from UC Berkeley’s Boalt Hall School of Law. Mr. Potter currently serves as Chairman of The Guild, Inc. and serves on the board of directors of Method Products, Modviz, Penguin Computing, and Rave Motion Pictures.

William J. Febbo, 39, has served as a member of our Board of Director since April 2007. Mr. Febbo was Chief Executive Officer and founder of MedPanel, Inc., an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. We acquired MedPanel, Inc. in April 2007(now Panel Intelligence, LLC), where Mr. Febbo continues his responsibilities. Mr. Febbo has been Treasurer on the Board of the United Nations of Greater Boston since November 2004. Prior to founding MedPanel, Inc., Mr. Febbo was Chairman of the Board of Directors of Pollone, a Brazilian manufacturing venture in the automotive industry, from January 1998 to January 1999. From January 1996 to January 1999, Mr. Febbo was with Dura Automotive working in business development and mergers and acquisition overseas. Mr. Febbo received his B.S. degree in international studies, with a focus on economics and Spanish, from Dickinson College.

Executive Officers

Gregory S. Curhan, 46, has served as our Executive Vice President from January 2002 to present and served as Chief Financial Officer from January 2002 to January 2004. Previously, he served as Chief Financial Officer of WorldRes.com from May 1999 through June 2001. Prior to joining WorldRes.com, Mr. Curhan served as Director of Global Technology Research Marketing and Managing Director Specialty Technology Institutional Equity Sales at Merrill Lynch & Co. from May 1998 to May 1999. Prior to joining Merrill Lynch, Mr. Curhan was a partner in the investment banking firm of Volpe Brown Whelan & Co., serving in various capacities including Internet research analyst and Director of Equities from May 1993 to May 1998. Mr. Curhan was a founder and principal of the investment advisor Curhan, Merriman Capital Management from July 1988 through December 1992. Prior to founding Curhan, Merriman, Mr. Curhan was a Vice President institutional equity sales for Montgomery Securities from June 1985 through June 1988. From August 1983 to May 1985, Mr. Curhan was a financial analyst in the investment banking group at Merrill Lynch. Mr. Curhan earned his Bachelor of Arts degree from Dartmouth College.

Robert E. Ford, 47, had served as President and Chief Operating Officer for MCF Corporation since February 2001. He brings 20 years of executive and operations experience to the Company. Prior to joining MCF Corporation from February 2000 to February 2001, Mr. Ford was a co-Founder and CEO of Metacat, Inc., a content management ASP that specialized in enabling supplier catalogs for Global 2000 private exchanges and eMarketplaces. From June 1996 to December 1999, he was President/COO and on the founding team of JobDirect.com, a leading resume and job matching service for university students, which was acquired by Korn Ferry International. Previously, Mr. Ford co-founded and managed an education content company from September 1994 to 1996. Prior to that, from May 1992 to August 1994, he headed up a turnaround and merger as General Manager of a 65 year-old manufacturing and distribution company. Mr. Ford started his career as VP of Business Development at Lazar Enterprises, a technology-consulting firm he helped operate from June 1989 to February 1992. He earned his Masters in International Business and Law from the Fletcher School of Law and Diplomacy in 1989 at Tufts University and a BA with high distinction from Dartmouth College in 1982.

John D. Hiestand, 39, joined MCF Corporation as the Controller in January 2002 and became Chief Financial Officer in January 2004. From December 2000 to November 2001, he served as the Controller of the Metro-Switching Division at CIENA Corporation. Mr. Hiestand had come to CIENA through the merger with Cyras Systems, Inc., where he served as the Controller from March 2000 to December 2000. Prior to joining Cyras Systems, Inc., Mr. Hiestand served as a Senior Manager in the audit practice at KPMG LLP in San

Francisco. Mr. Hiestand received a Bachelor of Arts in Business from California Polytechnic State University at San Luis Obispo in 1991, and holds the Certified Public Accountant (CPA) and Chartered Financial Analyst (CFA) designations.

Christopher L. Aguilar, 45, has served as General Counsel of MCF Corporation from March 2000 to present and serves as General Counsel and Chief Compliance Officer of Merriman Curhan Ford & Co. He brings 19 years of legal and regulatory experience to the Company. From August 1995 to March 2000, Mr. Aguilar was a partner at Bradley, Curley & Asiano, a San Francisco law firm, where he represented the interests of public and private corporations, small businesses and individuals in commercial litigation. Mr. Aguilar has also worked for the San Francisco City Attorney and Alameda County District Attorney’s offices. Mr. Aguilar received his juris doctorate degree from the University of California, Hastings College of the Law. He also attended Oxford University as an undergraduate and received his Bachelor of Arts degree from the Integral Program at St. Mary’s College of California where he was included in Who’s Who among American Colleges and Universities. Mr. Aguilar has served as an adjunct professor at University of California, Hastings College of the Law.

Director Independence

The listing standards of The NASDAQ Stock Market, as well as the American Stock Exchange and the NYSE Arca Exchange, which the Company voluntarily withdrew its listings from in February 2008 and May 2007, respectively, require that a majority of our board of directors be comprised of independent directors. The Board has determined that the following Board members are independent, consistent with the guidelines of The NASDAQ Stock Market, as well as the American Stock Exchange and the NYSE Arca Exchange: John M. Thompson, Patrick H. Arbor, Steven W. Town, Raymond J. Minehan, Dennis G. Schmal, and Scott Potter. The board based this determination primarily on a review of the responses of our directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

Board Meetings and Committees

In 2007, the Board of Directors held four regular meetings of the Board and one special meeting. During 2007, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he served. The Company has the following Board committees:

Audit Committee.  The principal functions of the Audit Committee are to engage our independent accounting firm, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following Board members served as Audit Committee members during 2007: Patrick Arbor, Raymond Minehan and Dennis Schmal. Mr. Schmal serves as the Chairman of the Audit Committee and is a Financial Expert in satisfaction of the Sarbanes-Oxley and The NASDAQ Stock Market requirements. Raymond Minehan has also been identified as a Financial Expert. The Audit Committee held four regular meetings and one special telephonic meeting in 2007. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of The NASDAQ Stock Market, and as defined in Rule 121(A) of the listing standards of the American Stock Exchange and the NYSE Arca Exchange, which the Company voluntarily withdrew its listings from in February 2008 and May 2007, respectively.

The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s policies. The Company’s Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is available at www.mcfco.com.

Compensation Committee.  The Compensation Committee of the Board of Directors has exclusive authority to establish the level of compensation paid to the Company’s executive officers and certain employees and administers the Company’s stock option plans. The following Board members served as Compensation Committee members during 2007: Steve Town, Dennis Schmal and Ray Minehan. Mr. Town serves as Chairman of the Committee. It is a fully independent committee, consistent with guidelines of The NASDAQ Stock Market, as well as the American Stock Exchange and the NYSE Arca Exchange, which the Company voluntarily withdrew its listings from in February 2008 and May 2007, respectively. The Compensation Committee held four regular meetings and four special telephonic meetings in 2007. The Compensation Committee charter is available at www.mcfco.com.

Nominations and Corporate Governance Committee.  This committee is responsible for identifying qualified individuals to become Board members, make recommendations that the Board select director nominees, develop and recommend corporate governance principles to the Board and take a leadership role in corporate governance. The following Board members served as Nominations and Corporate Governance Committee members during 2007: Scott Potter, Dennis Schmal and Steve Town. Mr. Potter serves as the Chairman of the Committee. The committee has approved a Charter and each member is independent, consistent with the guidelines of The NASDAQ Stock Market, as well as the American Stock Exchange and the NYSE Arca Exchange, which the Company voluntarily withdrew its listings from in February 2008 and May 2007, respectively. The Committee will consider qualified and timely stockholder nominees on the same basis that it considers other nominees. Stockholders who wish to submit nominations to the Board for the 2009 annual meeting should submit such nominees to the Company’s Secretary no later than November 21. 2008 at 600 California Street, 9th Floor, San Francisco, CA 94108. The Board has no specific minimum qualifications for nominating directors to the Board, but the Board seeks to nominate the most qualified candidates from whatever source. The Board has no formal process for evaluating nominations for directors. When an opening arises on the Board, the Board considers all qualified candidates. The committee met twice in 2007. The Nominations and Corporate Governance Committee charter is available at www.mcfco.com.

Stockholder Communications with the Board of Directors.  Stockholders interested in communicating with our Board of Directors may do so by writing to our Secretary and General Counsel, Christopher Aguilar, at 600 California Street, 9th Floor, San Francisco, CA 94108. Our General Counsel will review all stockholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory. No members of the Board attended the 2007 stockholders’ meeting.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K with Company management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees , as amended. The audit committee has also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (which relates to the accountant’s independence from the Company and its related entities) and has discussed with the independent registered public accounting firm their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s 2007 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Dennis G. Schmal, Chairman
Raymond J. Minehan
Patrick H. Arbor

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors, or the “Committee” in this Compensation Discussion and Analysis, is responsible for establishing, implementing and monitoring compliance with our compensation programs, policies and philosophy. The Committee monitors whether the compensation paid our executive officers, Messrs. Merriman, Curhan, Ford, Hiestand and Aguilar, is fair, reasonable and competitive and is appropriately performance-based. These individuals are referred to as our “named executive officers” here and elsewhere in this proxy statement.

Compensation Objectives

Our executive compensation program is designed to attract, retain and motivate talented individuals who will execute our business plan so that we can succeed. Our program is simple in its design and easy to communicate to employees. An executive officer can earn substantial cash compensation above salary to the extent that the Company achieves or exceeds objective performance goals consistent with its business plan. We do not benchmark compensation levels for our named executive officers to pay earned by comparable executives employed by a peer group.

Compensation Committee Process

The first step the Committee takes each year in setting executive compensation is to discuss the short-term and long-term business objectives of the Company with our executive officers and our Board. The Committee defines measurable milestones and performance metrics to be used in the compensation program. The Committee identifies which elements of compensation that it will award to the executive officers and the aggregate amount of cash compensation that will be paid to all executive officers if the Company achieves its business plan for the upcoming year. The Committee generally meets during the fourth quarter of the year immediately prior to the beginning of the upcoming performance year to begin this process. Once the general terms and parameters have been established, the Committee solicits comments and suggested changes to proposed compensation levels from our Board.

Selected members of management assist the Committee where necessary and appropriate. For example, the Committee may request our Chief Financial Officer to model the financial objectives and milestones against established annual budgets to show the impact of annual cash incentives on each of the officer’s compensation. Members of management may also be requested to draft the proposed compensation plans under the Committee’s supervision. The Committee works closely with the Board of Directors and with management when finalizing compensation plans. The Committee, however, through the authorities delegated to it in its Charter, has ultimate decision making authority with respect to establishing and administrating our executive compensation programs. Our Chief Executive Officer will recommend to the Committee the performance goals for the business plan and the target awards for the executive officers.

The Committee historically has not engaged its own compensation consultant. In early 2007, the Committee engaged the services of Compensia LLC, a compensation consultant, to provide information to the Committee in reviewing our executive compensation plans. The compensation consultant identified a potential peer group of companies against which we could compare our compensation levels and made certain observations regarding our compensation programs. The Committee determined that the suggested peer group was not desirable given that the members of this group were larger in size and in revenues when compared to the Company. As such, the Committee generally did not adjust the Company’s executive compensation practices in 2007 based on the findings of the compensation consultant. The Committee did, however, rely on the consultant’s recommendations regarding the aggregate size of equity to be granted to all Company employees on an annual basis as further described under section entitled “Equity Compensation” below.

Elements of Executive Compensation

Our executive compensation program consists of the following elements:

•	base salary;
•	annual cash award; and
•	equity compensation (in the form of stock options and restricted stock).

Each of these elements of executive compensation is addressed separately below.

The Company does not have any deferred compensation programs or retirement programs other than our 401(k) program that is generally available to all employees. The Company enrolls all salaried employees in its health and life insurance programs.

Base Salary

Base salary is provided in order to retain executives consistent with our industry and the geographic location. It provides base compensation when we do not improve financial performance and our executives do not receive incentive compensation. Base salaries for the named executive officers ranged between $225,000 and $250,000 for 2007. The Committee determined in its discretion not to increase the base salaries of our named executive officers in 2007. Base salaries paid to executive officers were fully deductible in 2007.

In 2008, the Chairman of our Board, who was elected by our Board in November, 2007, suggested to the Compensation Committee that it should consider increasing the base salary of our chief executive officer primarily due to his greater duties as compared to the other named executive officers. The Committee decided to increase the Chief Executive Officer’s salary by $50,000 to $300,000 per year but did not provide any increase to the other named executive officers.

Annual Cash Award

Annual cash awards under our Executive and Management Bonus Plan (“EMB”) are designed to reward our named executive officers and other employees to the extent that the Company achieves or exceeds its business plan for a particular year. The EMB provides for a bonus pool to be established based on achieving the Company’s annual business plan, with the Committee retaining discretion to allocate the bonus pool. If the Company’s business plan with respect to a calendar year is not met, only small amounts will be paid under the EMB for that year.

In 2007, performance targets were as follows:

•	gross revenue
•	revenue growth over the immediately prior fiscal year
•	earnings before interest, taxes, depreciation and amortization (EBITDA)
•	net income

The Committee selected revenue and profitability as performance goals for the EMB in 2007 primarily because of their direct positive impact on our business. Somewhat greater emphasis was placed on revenue and revenue growth as summarized in the following table given the early stage of the Company’s development.

2007 Performance Criteria	Weight
Gross revenue	34%
Revenue growth	26%
Total revenue focus	60%
EBITDA	33%
Net income	7%
Total profitability focus	40%

Achieving our 2007 business plan required the Company to meet the following performance goals:

Performance Criteria	2007 Performance Goal	2006 Actual Performance
Gross revenue	$79 million	$52 million
Revenue growth vs. prior year	52%	20%
EBITDA	$5 million	($2 million)
Net income	$1.3 million	($6.4 million)

The Company’s achievement of its 2007 business plan with respect to each of the financial criteria described above, assuming satisfactory individual performance, would have resulted in our named executive officers as a group having received almost half of their cash compensation through annual cash awards, as reflected in the following chart.

Name	Salary	Annual Cash Award upon Achieving 2007 Business Plan	Percentage of At Risk Compensation
D. Jonathan Merriman	$250,000	$350,000	58%
Gregory S. Curhan	$250,000	$250,000	50%
Robert E. Ford	$250,000	$200,000	44%
John D. Hiestand	$225,000	$150,000	40%
Christopher L. Aguilar	$225,000	$150,000	40%

The 2007 results far exceeded the 2007 business plan, in each of the four criteria. Revenue exceeded the 2007 performance goal by 14% and the prior year’s performance by 69%. Revenue growth exceeded the 2007 performance goal by 43% and the prior year’s performance by 315%. EBITDA exceeded the 2007 performance goal by 141% while the prior year was unprofitable. Net income exceeded the 2007 performance goal by 600% while the prior year was unprofitable. As a result, the 2007 cash awards for our executives, including the named executive officers, far exceeded those for 2006.

The actual amount of the individual cash awards that were paid to each of our named executive officers and the other participants in the EMB from the bonus pool was based on each individual’s performance as determined in the Committee’s sole discretion. The amounts awarded by the Committee were consistent with the recommendations made by the Chief Executive Officer for EMB payments. Due to the Company’s strong performance during the first half of 2007, the Committee approved the payment of a portion of our executives’ bonus, $40,000, to each named executive officer in July.

The results in 2007 exemplify our pay for performance philosophy. In 2006 when the Company did not have positive EBITDA but achieved reasonablerevenue growth, our named executive officers received reduced bonus awards, as shown in the Summary Compensation Table. In 2007, the Company’s strong performance resulted in our named executive officers being rewarded by receiving much greater bonus payments.

In 2008, the Committee decided to eliminate revenue growth as compared to 2007 as a performance goal and to adjust the weighting of the EMB’s remaining performance goals as follows:

2008 Performance Criteria	Weight
Gross revenue	50%
Revenue growth	0%
Total revenue focus	50%
EBITDA	25%
Net income	25%
Total profitability focus	50%

The Committee eliminated revenue growth as a performance goal for 2008 because of last year’s outstanding revenue growth result. As in 2007, the Committee will exercise discretion in allocating the cash award pool to EMB participants.

Equity Compensation

Equity compensation in the form of stock options and restricted stock under the stockholder-approved 1999 Stock Option Plan, 2000 Stock Option and Incentive Plan, 2001 Stock Option and Incentive Plan and 2003 Stock Option and Incentive Plan focus executive officers’ efforts on actions that the Committee believes are required for our long-term success as reflected in increases to our stock price over the long-term. In 2006, the Company did not grant any form of equity compensation to our named executive officers due to their stock ownership levels at the time and the committee’s decision to emphasize performance-based cash compensation. The Committee considers equity to be an important element of executive compensation and in 2007 decided to grant our named executive officers stock options as described below.

In 2007, the Committee followed advice from the compensation consultant it had retained regarding the aggregate levels of equity to be awarded in any given year. It adopted a policy that equity granted to all employees of the Company, whether in the form of restricted stock or stock options, should consist of no greater than 5% of the Company’s outstanding stock each year. This rate was reasonable in comparing our Company with other comparable companies identified by the compensation consultant.

In June and July 2007, the Committee determined that the Company’s executives should be awarded stock options as long-term incentive compensation. The Committee recommended and our Board approved that the executives of the Company, including our named executive officers, be awarded incentive stock options, a certain portion of which would begin vesting upon grant and a certain portion of which would only begin vesting if certain performance goals were met. The Executive Committee of our Company, consisting of Messrs. Jon Merriman, Greg Curhan, Rob Ford, Brock Ganeles, the Head of Institutional Securities of Merriman Curhan Ford & Co., a subsidiary of the Company, and Will Febbo, the Chief Executive Officer of Panel Intelligence, a subsidiary of the Company, recommended a number of stock options be granted to each executive, including our named executive officers. Mr. Febbo joined the Executive Committee in April and Mr. Ganeles joined the Executive Committee in November, 2007. The Committee reviewed the recommendation and adjusted the numbers based on a number of factors, including adherence to the policy of limiting all equity granted in a year to 5% of the Company’s outstanding stock.

Mr. Merriman decided to waive a portion of this option grant in favor of another of our executives.With respect to each option grant, 75% of the shares covered by the award were time-vested and 25% were performance-based. The committee determined that half of the performance-vesting award would be dependent on the Company achieving its 2007 gross revenue plan, and the remaining half of the shares subject to the performance-vesting award would be dependent on the Company achieving its 2007 profitability (i.e., net income) plan. If the Company did not achieve at least 80% of the applicable performance target, no portion of the option based on that target would vest. Achievement between 80 and 100% of target would result in the vesting of a proportionate number of shares subject to the performance-based option (e.g., 85% of the shares subject to each option would begin to vest if 85% of each performance target were met). As noted above, the Company far exceeded its business plan for 2007, and, as a result, on January 1, 2008 each performance-based option began to vest in accordance with its terms. To recognize the superior performance of the Company and the fact that it exceeded its business plan in all four performance areas in 2007, as well as to recognize the strong performance of our named executive officers in 2007, in February 2008, the Committee recommended and the Board approved an additional grant to each of our named executive officers equal to 12.5% of the stock options granted in 2007.

Certain of the options granted to Messrs. Hiestand and Aguilar, among other of our executives, in 2007 were granted at an exercise price that had been set at a date earlier than the grant date (based on the date that the committee had initially decided to grant these executives options, although formal action was not completed until a later date). As a result, the exercise price of these options was lower than the closing price of our common stock on the day of the grant. The executives elected to increase the exercise price of their options so that it would equal the closing price of a share of our common stock on the date of the grant, in order to have the stock options comply with the requirements of Section 409A of the Internal Revenue Code (the section that governs deferred compensation).

The Committee’s practice when granting stock options had been to use the closing price of our stock on the trading day immediately prior to the date of the grant as the exercise price. Effective February 2007, the

Audit Committee of our Board of directors decided to set the exercise price for stock options using the closing price of our common stock on the day of the grant. The Company has not and does not time the grant of stock options around the disclosure of non-public information or back date stock options.

Our Board has delegated its authority to grant equity awards to non-executive employees to the Company’s Executive Committee. The authority granted to the Executive Committee is limited to 15,000 stock options or 5,000 shares of restricted stock to an individual within one calendar year, so long as the grant does not cause the total shares granted to all grantees to exceed the maximum number authorized by the Board for a specific year.

The Board further delegated to the Compensation Committee its authority to grant equity awards up to 50,000 stock options or 17,000 shares of restricted stock. This authority may be used to compensate any employee, including members of the Executive Committee.

The Board resolved to amend the Compensation Committee Charter to specify that the Committee should have the authority to determine the total number of stock options and restricted stock shares that may be granted each calendar year.

The Company accounts for stock-based payments including its grants of stock options and grants of restricted stock in accordance with the requirements of FASB Statement 123(R).

Post-Termination Compensation

Three of the named executive officers, Messrs. Merriman, Curhan and Ford, were parties to employment agreements with the Company which expired in January 2007. The agreements were entered into to retain these individuals and to provide them with certain protections in the event that their employment was involuntarily terminated (other than for cause) or by them with good reason. In addition, the agreements set forth specified benefits (a cash payment and the acceleration of equity) to be paid or provided upon a change of control of the Company. The Committee felt that it was appropriate to protect the equity interests of the executives in the event of a change in control and also, given the important role that they would play in any corporate transaction resulting in a change in control, to provide them with additional compensation should such a transaction occur.

At present, the Committee is considering the value of these employment contracts to the Company and the terms under which it would be appropriate to re-enter into such agreements. Two of the employment agreements expired on January 1, 2007 and one on January 9, 2007, without being renewed. As of the time of such expiration, all employees became at-will employees of the Company. We do not maintain any severance or other termination plans or agreements that would cover our named executive officers. Upon termination of an employee, including our named executive officers, the grants of stock options cease to vest although the already vested portion is exercisable.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on such review and discussion, it recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee:
Steven W. Town, Chairman
Raymond J. Minehan
Dennis G. Schmal

SUMMARY 2007 COMPENSATION TABLE

The following table sets forth the compensation earned by our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers during the years ended December 31, 2006 and 2007, whom we refer to as our named executive officers.

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus($) (d)(1)	Stock Awards($) (e)(2)	Option Awards($) (f)(2)	Total($) (g)
D. Jonathan Merriman Chief Executive Officer	2007	250,000	1,315,000	—	23,970	1,588,970
	2006	250,000	119,007	—	1,204	370,211
Gregory S. Curhan Executive Vice President	2007	250,000	950,000	—	22,992	1,222,992
	2006	250,000	95,047	—	683	345,730
Robert E. Ford President and Chief Operating Officer	2007	250,000	830,000	61,875	22,992	1,164,867
	2006	250,000	71,703	61,875	—	383,578
John D. Hiestand Chief Financial Officer	2007	225,000	215,000	8,750	4,520	453,270
	2006	225,000	35,588	75,092	678	336,358
Christopher L. Aguilar General Counsel	2007	225,000	290,000	8,875	9,042	532,917
	2006	225,000	35,588	68,833	—	329,421

(1)	The amounts included in column (d) are bonuses awarded under our EMB, as described in the Compensation Discussion and Analysis section. While the amount of the total bonus pool that is available for awards under the EMB is based on the Company achieving certain performance targets, the actual amount to be paid to each of our named executive officers is determined by the Compensation Committee of our Board and our Board, based on their discretion.
(2)	The amounts included in columns (e) and (f) are the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, and consist of amounts from awards granted prior to 2006 and in 2007. We did not grant any stock options, restricted stock or other equity-based awards to our named executive officers in 2006. In 2007, we made grants of stock options to our named executive officers. The value of options reported in column (f) was calculated using the Black-Scholes model, with the assumptions shown in the table below. For further information, see the note to the financial statements included in the Company’s 10-K entitled “Fair Value and Assumptions Used to Calculate Fair Value under SFAS 123(R) and SFAS 123.” For purposes of determining amounts to be included in this table, in accordance with SEC rules, forfeitures of stock options or other equity-based awards have been disregarded.

The Black Scholes model assumptions (averaged over the year) are as follows:

	2007	2006
Volatility	63%	81%
Average expected term (years)	4.2	4.3
Risk-free interest rate	4.55%	4.75%
Dividend yield	0	0

Narrative to the Summary 2007 Compensation Table:

Each of Messrs. Merriman, Curhan and Ford were parties to employment agreements with the Company which expired either on January 1, 2007 or January 9, 2007 and have not yet been renewed. Messrs. Hiestand and Aguilar do not have employment agreements with the Company. Compensation awarded to our named executive officers in 2007 was determined by the compensation committee of our Board as more fully described in the Compensation Discussion and Analysis section above.

Pursuant to its practice, the Company provides Messrs. Merriman, Curhan and Ford with parking at the Company’s principal offices.

2007 GRANTS OF PLAN-BASED AWARDS

The following table contains information about grants of options to purchase our common stock made to our named executive officers during 2007 under our 2003 Stock Option and Incentive Plan.

Name (a)	Grant Date (b)	All Other Option Awards: Number of Securities Underlying Options(#) (d)		Exercise or Base Price of Option Awards($/Sh) (e)	Grant Date Fair Value of Stock and Option Awards($) (f)(4)
D. Jonathan Merriman	6/8/07	52,500	(1)	4.82	157,200	(5)
	6/8/07	8,750	(2)	4.82	26,200	(5)
	6/8/07	8,750	(3)	4.82	26,200	(5)
Gregory S. Curhan	6/8/07	60,000	(1)	4.82	156,978
	6/8/07	10,000	(2)	4.82	26,163
	6/8/07	10,000	(3)	4.82	26,163
Robert E. Ford	6/8/07	60,000	(1)	4.82	156,978
	6/8/07	10,000	(2)	4.82	26,163
	6/8/07	10,000	(3)	4.82	26,163
John D. Hiestand	7/16/07	15,000	(1)	5.40	36,711	(5)
	7/16/07	2,500	(2)	5.40	6,118	(5)
	7/16/07	2,500	(3)	5.40	6,118	(5)
Christopher L. Aguilar	7/16/07	30,000	(1)	5.40	73,422	(5)
	7/16/07	5,000	(2)	5.40	12,237	(5)
	7/16/07	5,000	(3)	5.40	12,237	(5)

(1)	Stock options were granted under the Company’s 2003 Stock Option and Incentive Plan. 1/48th of the shares subject to each option vested on July 8, 2007 for Messrs. Merriman, Curhan and Ford and on August 16, 2007 for Messrs. Hiestand and Aguilar. As of the end of each month thereafter, an additional 1/48 of the shares subject to each option vests, subject to the executive officer remaining employed on each vesting date.
(2)	Stock options were granted under the Company’s 2003 Stock Option and Incentive Plan. These options begin vesting and become exercisable if the Company achieved its 2007 gross revenue plan. If the Company did not achieve at least 80% of this performance target, no portion of the option based on this target would vest. Achievement between 80 and 100% of target would result in the beginning of vesting of a proportionate number of shares subject to the performance-based option. If the performance target were met, the option would vest in equal monthly installments over four years, beginning on January 1, 2008, subject to the executive officer remaining employed on each vesting date.
(3)	Stock options were granted under the Company’s 2003 Stock Option and Incentive Plan. These options begin vesting and become exercisable if the Company achieved its 2007 profitability (i.e., net income) plan. If the Company did not achieve at least 80% of this performance target, no portion of the option based on this target would vest. Achievement between 80 and 100% of target would result in the vesting of a proportionate number of shares subject to the performance-based option. If the performance target were met, the option would vest in equal monthly installments over four years, beginning on January 1, 2008, subject to the executive officer remaining employed on each vesting date.
(4)	Represents the grant date fair value of these equity awards (other than noted in footnote 5 below), computed in accordance with FAS 123R.
(5)	The fair value of stock option awards granted to Messrs. Merriman, Hiestand and Aguilar during 2007 was adjusted in 2007. As discussed in the Compensation Analysis and Discussion section of this proxy, these options were originally granted in 2007 with an exercise price lower than the closing price of a share of our common stock on the date of the grant. The exercise price of these options was subsequently adjusted in 2007 to equal the closing price of a share of our common stock on the date of the grant. The amount in this column represents the total value, including the incremental value associated with adjusting the exercise price of these options (which is $3,822 for options granted to Mr. Merriman, $403 for options granted to Mr. Hiestand and $806 for options granted to Mr. Aguilar), all computed in accordance with FAS 123R.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The table below sets forth the equity awards held by our named executive officers that were outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

Name (a)	Options Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)(2)	Option Exercise Price ($/Sh) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#)(f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (g)(3)
D. Jonathan Merriman	55,357		2.87	3/20/2012	—		—
	142,858		2.87	3/20/2012
	714,286		3.29	6/23/2013
	4,286		5.18	12/31/2011
	14,286		49.00	2/24/2010
	6,562	63,438	4.82	6/8/2017
Gregory S. Curhan	142,858		3.71	1/8/2012	—		—
	442,858		3.29	6/23/2013
	7,499	72,501	4.82	6/8/2017
Robert E. Ford	2,858		9.80	4/5/2011
	21,429		14.35	4/5/2011
	21,429		28.00	4/5/2011
	14,286		2.38	9/19/2011
	39,286		11.55	7/16/2014
	57,143		2.59	1/1/2012	32,143	(4)	171,001
	38,611		4.55	1/1/2012
	71,429		3.29	6/23/2013
	42,857		2.38	9/19/2011
	1,785		5.18	12/31/2011
	7,499	72,501	4.82	6/8/2017
John D. Hiestand	3,572		1.47	7/25/2012
	3,572		2.10	12/31/2012	1,028	(5)	5,469
	7,143		3.71	1/29/2012
	1,562	18,438	5.40	7/16/2017
Christopher L. Aguilar	2,571		15.33	12/29/2010
	1,785		9.80	4/5/2011
	1,142		2.10	12/31/2012	670	(6)	3,564
	1,785		5.18	12/31/2011
	3,124	36,876	5.40	7/16/2017

(1)	All stock options granted to the named executive officers prior to 2007 were vested as of December 31, 2006.

(2)	Amounts in this column are the unvested portion of the stock options granted in June and July of 2007. 75% of the options granted in 2007 are time-based and began vesting on July 8, 2007 for Messrs. Merriman, Curhan and Ford and on August 16, 2007 for Messrs. Hiestand and Aguilar at 1/48th per month over a four-year period. This portion of the grant provides incentive for our executives to achieve long-term appreciation of the stock. 12.5% of the options granted in 2007 are performance-based and would begin vesting on January 1, 2008 at 1/48th per month over a four-year period if we achieved our profitability goals (as measured by net income). The remaining 12.5% of the options granted in 2007 are also performance-based and would begin vesting on January 1, 2008 at 1/48th per month over a four-year period if we achieved our revenue goals. These two 12.5% performance-based grants would not vest at all if we did not achieve at least 80% of our goals. Between 80 and 100%, they would vest in proportion to the percentage of the goal achieved. As we surpassed our goals, these performance-based options granted began vesting on January 1, 2008. The Committee provided an additional grant of stock options equal to 12.5% of all stock options granted in 2007 on February 11, 2008 for 2007 performance which begin vesting at 1/48th per month on March 11, 2008.
(3)	Amounts in this column have been calculated by multiplying the closing price of a share of our common stock on December 31, 2007 ($5.32)by the number of restricted shares that were unvested on such date.
(4)	Restricted shares vest in full on July 16, 2010.
(5)	313 of the shares vest on each of February 15 and May 15, 2008, 312 of the shares vest on August 15, 2008 and 90 of the shares vest on November 15, 2008.
(6)	223 of the shares vest on each of February 15 and May 15, 2008 and 224 of the shares vest on August 15, 2008.

OPTIONS EXERCISED AND STOCK VESTED IN 2007

The following table sets forth information about the vesting of stock awards held by our named executive officers during the fiscal year ended December 31, 2007. Our named executive officers did not exercise any stock options during 2007.

	Stock Awards
Name (a)	Number of Shares Acquiredon Vesting (#) (b)(1)	Value Realized on Vesting($) (c)(1)
D. Jonathan Merriman	—	—
Gregory S. Curhan	—	—
Robert E. Ford	—	—
John D. Hiestand	11,964	56,451
Christopher L. Aguilar	11,608	54,868

(1)	Column (b) reflects the number of shares of restricted stock that vested during 2007. The amounts in Column (c) are calculated by multiplying the closing price of a share of the Company’s common stock on the day that the restricted stock vested by the number of shares that vested on such day.

2007 IMPACTS OF A CHANGE IN CONTROL

The 1999 Stock Option Plan does not provide for a change in control event. There were no grants under the 1999 plan that remained unvested as of December 31, 2007. The 2000 Stock Option and Incentive Plan, 2001 Stock Option and Incentive Plan, and 2003 Stock Option and Incentive Plan provide for a change in control event. All restricted stock granted under these plans vest upon change in control. Stock options granted under the plans vest and may be exercised for 15 days prior to the change of control. On the date of the change of control, the stock options terminate if they are not exercised. The plans provide our Board with the authority to modify the vesting and the termination of the stock options granted in the event of a change of control.

The table below shows the impact on our named executive officers had, on December 31, 2007, a change in control event occurred, our named executive officers exercised their previously unvested stock options pursuant to the change in control, and sold their previously restricted stock pursuant to the change in control.

Name	Stock Options ($)(1)		Restricted Stock ($)(2)	Total ($)
D. Jonathan Merriman	31,719		—	31,719
Gregory S. Curhan	36,251		—	36,251
Robert E. Ford	36,251		171,001	207,252
John D. Hiestand	—	(3)	5,469	5,469
Christopher L. Aguilar	—	(3)	3,564	3,564

(1)	The values represented in this column are the number of stock options that would have had their vesting accelerated multiplied by the amount in-the-money (market price less the exercise price) of the stock options as of December 31, 2007.
(2)	The values represented in this column are the number of restricted stock shares that would have had their vesting accelerated multiplied by the closing price of our stock on December 31, 2007 ($5.32).
(3)	As the exercise price of the stock options granted to Messrs. Hiestand and Aguilar that would have had their vesting accelerated is above the closing price of our stock on December 31, 2007 ($5.32), the stock options were out-of-the-money and would not have had any value on that date.

DIRECTOR COMPENSATION IN 2007

The following tables set forth information about the compensation earned by members of our Board of Directors during the fiscal year ended December 31, 2007. Mr. Merriman, who served as Chairman of the Board and Chief Executive Officer from January 1 until November 2, 2007, did not receive any compensation for his service as a director. On November 2, 2007, Mr. Merriman resigned as Chairman of the Board, retaining his title of Chief Executive Officer. Simultaneously, the Board elected Mr. John Thompson as Chairman of the Board.

For the year ended December 31, 2007, directors did not receive any compensation in the form of cash fees, stock option awards, participation in non-equity incentive or pension plans, or any other form of compensation other than awards of stock. In 2007, the Company modified its director compensation program in order to reflect service on committees of the Board and service as Lead Outside Director. For service on the Board and attendance at the four scheduled quarterly meetings, each of our independent directors was awarded, on an annual basis, a number of fully vested shares which would equal to $35,000 using the closing price of the Company’s stock on the first trading day of 2007. As the Board and each committee have four scheduled meetings each year, one-fourth of each Director’s award was granted on each of the scheduled meeting dates, provided the Director attended. Additional meetings (whether by phone or in person) were scheduled as necessary but no additional shares were awarded to the directors in connection with these meetings. Directors who served on any of the Board’s committees or as Lead Outside Director were awarded a number of shares equal to $5,000 for each committee or as Lead Outside Director, determined using the closing price of the Company’s stock on the first trading day of 2007.

As Chairman, Mr. Thompson’s compensation is also in the form of shares of fully vested stock, the number of which is calculated in similar fashion, except the value is equal to $100,000, using the closing price of the first trading day of the year.

The service of the Directors in 2007 was as follows:

Director	Board	Compensation Committee	Audit Committee	Nominating and Governance Committee(1)	Lead Outside Director(2)
John M. Thompson	Chairman 11/2/07
Patrick H. Arbor	X		X
William J. Febbo	Appointed 4/17/07
Anthony B. Helfet	Resigned 11/1/07
D. Jonathan Merriman	X
Raymond J. Minehan	X	X	X		X
Scott Potter	X			X
Dennis G. Schmal	X	X	Chair	X
Donald H. Sledge	Resigned 3/29/07
Ronald E. Spears	X
Steven W. Town	X	Chair		Chair

(1)	Members of the Nominating and Governance Committee were not compensated for service on this committee in 2007 as its level of activity was not high. Beginning in 2008, each member will be compensated for service on this committee at the same rate as service on other committees.
(2)	With the election of Mr. Thompson, an independent director, to serve as the Chairman of the Board, the role of Lead Outside Director was eliminated beginning in 2008.

Accordingly, the compensation earned by our Directors in 2007 was as follows:

Name (a)	Stock Awards ($) (b)(1)(2)	Total ($) (c)
John M. Thompson (3)	15,944	15,944
Patrick H. Arbor	39,251	39,251
William J. Febbo(4)	—	—
Anthony B. Helfet(5)	16,516	16,516
D. Jonathan Merriman(6)	—	—
Raymond J. Minehan	49,060	49,060
Scott Potter	34,338	34,338
Dennis G. Schmal	44,165	44,165
Donald H. Sledge(7)	7,936	7,936
Ronald E. Spears	26,364	26,364
Steven W. Town	39,251	39,251

(1)	The amounts in this column reflect the value of the shares of stock awarded, calculated by multiplying the closing price of a share of our common stock on the applicable grant date by the number of shares awarded on such date. All grants were made on the day of the Board meeting, were immediately vested and any restrictions were removed.

(2)	As of December 31, 2007, the following directors had the following aggregate number of stock options outstanding: Mr. Arbor, 17,858; Mr. Spears, 42,858; and Mr. Town, 39,715.
(3)	Prior to Mr. Thompson being elected to the Board as Chairman, he served as a consultant to the Company under a consulting agreement that provided him compensation in the form of shares of stock. Upon his election and by mutual consent, the consultancy agreement was terminated. Shares of stock that remained not granted under his consultancy agreement at the time it was terminated were awarded to Mr. Thompson during November and December 2007 in respect of his service on Board. The value of these shares is reflected in the table.
(4)	William J. Febbo was appointed to the Board of Directors in April 2007. Mr. Febbo is also the Chief Executive Officer of Panel Intelligence LLC, a subsidiary of the Company, for which compensation is not included in this table. In accordance to Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board.
(5)	Anthony B. Helfet, one of our directors, was also a non-management employee of the Company. As an employee, he received additional compensation that is not included in this table. In accordance with the Company’s practice, Mr. Helfet did not originally receive compensation for service on the Board. This applied to the meeting of February 2, 2007. The Company subsequently granted him an exception from the policy, permitting him to receive compensation for the meetings of May 4, 2007 and August 3, 2007, reflected in the table. As he resigned from the Board on November 1, 2007, he received no compensation for the meeting held on the following day.
(6)	D. Jonathan Merriman is also the Chief Executive Officer of the Company for which compensation is not included in this table. In accordance to Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board.
(7)	Donald H. Sledge resigned from the Board on March 29, 2007. The Company granted him restricted shares for attendance at the February 2, 2007 meeting on March 26, 2007. The value in the table reflects the number of restricted shares at the closing price on the date of the grant.

The Board of Directors annually reviews the Company’s director compensation program.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options and warrants under all of our existing equity compensation plans as of December 31, 2007 including the 1999 Stock Option Plan, the 2000 Stock Option and Incentive Plan, the 2001 Stock Option and Incentive Plan, the 2003 Stock Option and Incentive Plan, 2006 Directors’ Stock Option and Incentive Plan and the 2002 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders:
1999 Stock Option Plan	356,160	$3.82	28,241
2000 Stock Option and Incentive Plan	535,816	$13.60	4,591
2001 Stock Option and Incentive Plan	505,436	$3.19	14,122
2003 Stock Option and Incentive Plan	2,550,687	$4.60	34,511
2006 Directors’ Stock Option and Incentive Plan	—	$—	53,172
2002 Employee Stock Purchase Plan	—	$—	—
Equity compensation not approved by stockholders	118,160	$20.45	135,413

Equity compensation not approved by stockholders includes shares in a Non-Qualified option plan approved by the Board of Directors of Ratexchange Corporation (now known as MCF Corporation) in 1999 and a Non-Qualified option plan that is consistent with the American Stock Exchange Member Guidelines, Rule 711, approved by the Board of Directors in 2004. The American Stock Exchange guidelines require that grants from the option plan be made only as an inducement to a new employee, that the grant be approved by a majority of the independent members of the Compensation Committee and that a press release is issued promptly disclosing the terms of the option grant. The Non-Qualified option plan that was established in accordance with the American Stock Exchange guidelines is considered a pre-existing plan, and is thus considered acceptable, under The NASDAQ Stock Market guidelines.

COMPARATIVE STOCK PERFORMANCE CHART

The following graph compares our stockholder returns since December 31, 2002, with the AMEX Market Value (US), the NASDAQ Financial, the Russell 2000 Growth, and the S&P SmallCap Investment Banking & Brokerage indices.

The points on the graph represent the following numbers:

	December 2002	December 2003	December 2004	December 2005	December 2006	December 2007
MCF Corporation	100.00	254.29	542.86	300.00	193.88	217.14
AMEX Composite	100.00	143.18	175.20	215.26	257.04	299.37
NASDAQ Financial	100.00	133.86	149.89	156.52	178.54	157.20
Russell 2000 Growth	100.00	148.54	169.79	176.85	200.45	214.57
S&P SmallCap Investment Banking & Brokerage	100.00	74.04	77.71	97.95	116.97	117.29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2001, the Company renegotiated the severance terms included in its employment agreement with Donald Sledge, the former Chairman and CEO of the Company. Upon his leaving the Company in May 2001, the Company issued to Mr. Sledge a 7% convertible note, in an aggregate principal amount of $400,000, due May 2003. Interest was payable at the maturity of the two-year term. In May 2003, the Company and Mr. Sledge agreed to convert the principal and interest due at maturity into a fully amortizing note payable over five years using an effective interest rate of 4.0%. As of December 31, 2006, the remaining principal amount of the note payable was $138,571. Mr. Sledge was a member of the Company’s Board of Directors in 2006, but he resigned from the board on March 29, 2007.

William J. Febbo, has been a Director of MCF Corporation since April 2007 and is a nominee for Director at the 2008 Annual Meeting. Mr. Febbo was chief executive officer and founder of MedPanel, Inc., or MedPanel, an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. Mr. Febbo also owned approximately 18% of the common stock of MedPanel on a fully diluted basis. In April 2007, MedPanel, was acquired by MCF Corporation pursuant to an Agreement and Plan of Merger, a binding agreement which was signed in November 2006, and became Panel Intelligence, LLC, where Mr. Febbo continues his responsibilities. One of the terms of the Agreement and Plan of Merger was that the Company would use its best efforts to cause Mr. Febbo to be elected to the Company’s Board of Directors. Under the terms of this Agreement and Plan of Merger, the Company paid $6.5 million in common stock for MedPanel. The selling stockholders of MedPanel will be entitled to additional consideration on the third anniversary from the closing which is based upon Panel Intelligence, LLC achieving specific revenue and profitability milestones. The payment of the incentive consideration will be 50% in cash and 50% in the Company’s common stock and may not exceed $11,455,000.

It is the policy for the Board to review all related party transactions and to secure approval by a majority of disinterested directors. Applying such policy is the responsibility of each disinterested director for each transaction. Such policy regarding related party transactions is not in writing; as such, the General Counsel is responsible for advising on the application of such policies.

For certain other transactions with directors see, “Compensation Committee Interlocks and Insider Participation.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, the following directors served as Compensation Committee members: Donald H. Sledge, Raymond J. Minehan, Steven W. Town and Dennis G. Schmal. The committee is fully independent consistent with The NASDAQ Stock Market and the American Stock Exchange guidelines.

During fiscal 2007, there were no Compensation Committee interlocks that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.Donald H. Sledge was employed as our executive from September 1999 to May 2001, and participated as a member of the Compensation Committee during 2007; however, Mr. Sledge resigned from the Board of Directors and the Compensation Committee in March 2007.

PROPOSAL 2: AMENDMENT OF THE 2003 STOCK OPTION AND INCENTIVE PLAN

The Board has adopted, subject to stockholder approval, amendments to the Company’s 2003 Stock Option and Incentive Plan to increase by 1,370,000 the number of shares of Common Stock available for issuance pursuant to awards granted under the 2003 Stock Option and Incentive Plan and to extend the term of the 2003 Stock Option and Incentive Plan until March 7, 2019. As of February 25, 2008, 9,187 shares remained available for grant under the 2003 Stock Option and Incentive Plan. The market price of the Company’s Common Stock as of the close of trading on February 25, 2008, was $5.08. The 2003 Stock Option and Incentive Plan was initially adopted by the Board on March 7, 2003 and approved by stockholders on June 20, 2003.

Any employee, officer, director, consultant, or advisor of the Company or any subsidiary of the Company is eligible to receive awards under the 2003 Stock Option and Incentive Plan. The Company estimates that approximately 200 individuals were eligible to participate in the 2003 Stock Option and Incentive Plan as of December 31, 2008.

The Board believes that stock options have been, and will continue to be, an important compensation element in attracting, motivating, and retaining key employees. The granting of incentive stock options to employees is consistent with the Company’s past practices and practices in the industry, and is a factor in promoting the long-term development of the Company. The Board believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract, motivate, and retain key employees.

Description of the Plan

A description of the provisions of the 2003 Stock Option and Incentive Plan, as amended, is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2003 Stock Option and Incentive Plan, as amended, a copy of which is attached as Annex A to this proxy statement.

Administration.  The Compensation Committee of the Board administers the 2003 Stock Option and Incentive Plan. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan.  The common stock to be issued under the 2003 Stock Option and Incentive Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2003 Stock Option and Incentive Plan.

Eligibility.  Awards may be made under the 2003 Stock Option and Incentive Plan to our directors, employees of or consultants to the Company or any of the Company’s subsidiaries or affiliates, including any such employee who is an officer or director of the Company or of any subsidiary or affiliate.

Amendment or Termination of the Plan.  The Board may terminate or amend the plan at any time and for any reason. Unless amended, the 2003 Stock Option and Incentive Plan will terminate ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Options.  The 2003 Stock Option and Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

In the case of incentive stock options, the exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer. In no event will the exercise price be less than the par value of a share of common stock on the date of grant.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. The Compensation Committee may accelerate the exercisability of options.

Unless the Compensation Committee provides otherwise in the applicable option agreement, unvested options will expire immediately and vested options will expire 90 days after a grantee terminates employment with the Company for a reason other than for death or disability. Unless the Compensation Committee provides otherwise in the applicable option agreement, in the case of a termination of employment due to death or disability, options will fully vest and remain exercisable for a period of one year following termination of employment. In the case of a termination for cause, the Company may cancel the options upon the grantee’s termination.

In general, a grantee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which if acquired from the Company have been held by the grantee for at least six months), or by means of a broker-assisted cashless exercise.

Stock options granted under the 2003 Stock Option and Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns or to co-workers or employees of grantees.

Other Awards.  The Compensation Committee also may award:

•	restricted stock, which are shares of common stock subject to restrictions.
•	restricted stock units, which are common stock units subject to restrictions.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving the Company, such as a sale of MCF Corporation, may cause awards granted under the 2003 Stock Option and Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2003 Stock Option and Incentive Plan, including the individual limitations on options, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as MCF Corporation to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, “performance-based compensation” is excluded from this limitation. The 2003 Stock Option and Incentive Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(a)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(b)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;
(c)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the Company before payment is made in a separate vote; and
(d)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (a) above) is deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of common stock subject to options that can be awarded under the 2003 Stock Option and Incentive Plan to any person is 5,000,000 shares per year.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be the Company’s employee or an employee of the Company’s subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or for the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b)

election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If the Company complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of restricted stock units under the 2003 Stock Option and Incentive Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Vote Required

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve the amendments to the 2003 Stock Option and Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the amendments to the 2003 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2003 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 3: AMENDMENT OF THE 2006 DIRECTORS’
STOCK OPTION AND INCENTIVE PLAN

The Board has adopted, subject to stockholder approval,, amendments to the Company’s 2006 Directors’ Stock Option and Incentive Plan to increase by 130,000 the number of shares of Common Stock available for issuance pursuant to awards granted under the 2006 Directors’ Stock Option and Incentive Plan and to extend the term of the 2006 Directors’ Stock Option and Incentive Plan for an additional one-year period, until May 5, 2019. As of February 25, 2008, 37,999 shares remained available for grant under the 2006 Directors’ Stock Option and Incentive Plan. The market price of the Company’s Common Stock as of the close of trading on February 25, 2008, was $5.08. The 2006 Directors’ Stock Option and Incentive Plan was initially adopted by the Board on February 3,2006, and approved by stockholders on May 5, 2006.

Any director of the Company is eligible to receive awards under the 2006 Directors’ Stock Option and Incentive Plan. Because participation and the types of awards under the 2006 Directors’ Stock Option and Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the amendments to the 2006 Directors’ Stock Option and Incentive Plan are approved are not currently determinable. The Company estimates that approximately seven individuals were eligible to participate in the 2006 Directors’ Stock Option and Incentive Plan as of December 31, 2007.

The Board believes that stock options and/or restricted stock grants have been, and will continue to be, an important compensation element in attracting, motivating, and retaining key Directors. The granting of incentive stock options to Directors is consistent with the Company’s past practices and practices in the industry, and is a factor in promoting the long-term development of the Company. The Board believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract, motivate, and retain key Directors.

Description of the Plan

A description of the provisions of the 2006 Directors’ Stock Option and Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2006 Directors’ Stock Option and Incentive Plan, a copy of which is attached as Annex B to this proxy statement.

Administration.  The Compensation Committee of the Board administers the 2006 Directors’ Stock Option and Incentive Plan. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan.  The common stock to be issued under the 2006 Directors’ Stock Option and Incentive Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2006 Directors’ Stock Option and Incentive Plan.

Eligibility.  Awards may be made under the 2006 Directors’ Stock Option and Incentive Plan to the Company’s directors only.

Amendment or Termination of the Plan.  The Board may terminate or amend the plan at any time and for any reason. Unless amended, the 2006 Directors’ Stock Option and Incentive Plan will terminate ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Options.  The 2006 Directors’ Stock Option and Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

In the case of incentive stock options, the exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by directors of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the director’s stock option from his or her former employer. In no event will the exercise price be less than the par value of a share of common stock on the date of grant.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. The Compensation Committee may accelerate the exercisability of options.

Unless the Compensation Committee provides otherwise in the applicable option agreement, unvested options will expire immediately and vested options will expire 90 days after a grantee terminates employment with the Company for a reason other than for death or disability. Unless the Compensation Committee provides otherwise in the applicable option agreement, in the case of a termination of employment due to death or disability, options will fully vest and remain exercisable for a period of one year following termination of employment. In the case of a termination for cause, the Company may cancel the options upon the grantee’s termination.

In general, a grantee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which if acquired from the Company have been held by the grantee for at least six months), or by means of a broker-assisted cashless exercise.

Stock options granted under the 2006 Directors’ Stock Option and Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns or to co-workers or employees of grantees.

Other Awards.  The Compensation Committee also may award:

•	restricted stock, which are shares of common stock subject to restrictions.
•	restricted stock units, which are common stock units subject to restrictions.

Effect of Certain Corporate Transactions.  Certain change of control transactions involving the Company, such as a sale of MCF Corporation, may cause awards granted under the 2006 Directors’ Stock Option and Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.  The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2006 Directors’ Stock Option and Incentive Plan, including the individual limitations on options, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as MCF Corporation to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, “performance-based compensation” is excluded from this limitation. The 2006 Directors’ Stock Option and Incentive Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(a)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;
(b)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;
(c)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the Company before payment is made in a separate vote; and

(d)	the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (a) above) is deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to a director; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of common stock subject to options that can be awarded under the 2006 Directors’ Stock Option and Incentive Plan to any person is 200,000 shares per year.

Federal Income Tax Consequences

Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be the Company’s employee or an employee of the Company’s subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or for the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If the Company complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving an award of restricted stock units under the 2006 Directors’ Stock Option and Incentive Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Vote Required

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to amend the 2006 Directors’ Stock Option and Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 3 to approve the amendments to the 2006 Directors’ Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2006 DIRECTORS’ STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 4: AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO CHANGE THE COMPANY’S NAME TO MERRIMAN CURHAN FORD GROUP, INC.

The Board recommends that the stockholders approve the authority of the Board to amend the Company’s Certificate of Incorporation to change the name of the Company from MCF Corporation to Merriman Curhan Ford Group, Inc. The Board unanimously adopted resolutions seeking stockholder approval to amend the Company’s Certificate of Incorporation to change the name of the Company to “Merriman Curhan Ford Group, Inc.” at its regular meeting held on February 1, 2008. The Board believes the name change may better signify to investors and the public the activities carried on by the Company and the Company’s relationship to its subsidiaries. The Company believes that it may achieve unquantifiable advantages in marketing and investor relations from the name change.

The form of the proposed amendment to the Certificate of Incorporations is attached as Annex C.

Vote Required

The affirmative vote of the holders of a majority of the Company’s issued and outstanding common stock is required to approve this proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 4 to approve the proposal to amend the Company’s Certificate of Incorporation to change the name of the Company to “Merriman Curhan Ford Group, Inc.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO MERRIMAN CURHAN FORD GROUP, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of February 22, 2008, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors, (c) each of the named executive officers and (d) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent(1)
Christopher L. Aguilar(2)	31,377	*
Patrick H. Arbor(3)	95,004	*
Gregory S. Curhan(4)	624,404	4.8%
William J. Febbo(5)	263,853	2.1%
Robert E. Ford(6)	375,398	2.9%
John D. Hiestand(7)	43,001	*
D. Jonathan Merriman(8)	1,438,987	10.8%
Raymond J. Minehan(9)	34,021	*
Scott Potter(10)	20,329	*
Dennis G. Schmal(11)	39,062	*
John M. Thompson(12)	47,702	*
Steven W. Town(13)	80,041	*
All directors and executive officers as a group [12 persons](14)	3,093,179	21.5%
San Francisco Equity Partners, LP(15) 575 Market Street Suite 1975 San Francisco, CA 94105	908,512	8.6%
San Francisco Equity Partners II, LP(16) 575 Market Street Suite 1975 San Francisco, CA 94105	908,512	8.6%
Highfields Capital Management L.P.(17) John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116	1,244,902	9.99%

*	Less than one percent.
(1)	Applicable percentage ownership is based on 12,433,593 shares of common stock outstanding as of February 22, 2008. Pursuant to the rules of the Securities and Exchange Commission, shares shown as “beneficially” owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of February 22, 2008, including (a) shares subject to options, warrants or any other rights exercisable within 60 days February 22, 2008, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.
(2)	Includes Mr. Aguilar’s option to purchase 2,571 shares of common stock at $15.33 per share, an option to purchase 1,785 shares of common stock at $9.80 per share, an option to purchase 1,785 shares of common stock at $5.18 per share, an option to purchase 1,142 shares of common stock at $2.10 per share, an option to purchase 4,374 shares of common stock at $5.40 per share, an option to purchase 104 shares of common stock at $5.40 per share, and an option to purchase 104 shares of common stock at $5.40 per share, all of which are currently exercisable. Also includes Mr. Aguilar’s 17,126 shares of restricted common stock, currently eligible to have their restriction lifted, and 447 shares of restricted common stock, which are not currently eligible to have their restriction lifted.

(3)	Includes Mr. Arbor’s currently exercisable option to purchase 17,858 shares of common stock at $2.87 per share. Also includes Mr. Arbor’s 27,090 shares of restricted common stock, currently eligible to have their restriction lifted.
(4)	Includes Mr. Curhan’s option to purchase 71,319 shares of common stock at $3.71 per share, an option to purchase 71,539 shares of common stock at $3.71 per share, an option to purchase 442,858 shares of common stock at $3.29 per share, an option to purchase 416 shares of common stock at $4.82 per share, an option to purchase 416 shares of common stock at $4.82 per share, and an option to purchase 9,999 shares of common stock at $4.82 per share, all of which are currently exercisable.
(5)	Includes Mr. Febbo’s option to purchase 4,374 shares of common stock at $5.40 per share, an option to purchase 104 shares of common stock at $5.40 per share, and an option to purchase 104 shares of common stock at $5.40 per share. Mr. Febbo also holds 255,731 shares of restricted common stock, which are not currently eligible to have their restriction lifted.
(6)	Includes Mr. Ford’s option to purchase 2,858 shares of common stock at $9.80 per share, an option to purchase 21,429 shares of common stock at $14.35 per share, an option to purchase 21,429 shares of common stock at $28.00 per share, an option to purchase 42,858 shares of common stock at $2.38 per share, an option to purchase 14,286 shares of common stock at $2.38 per share, an option to purchase 1,784 shares of common stock at $5.18 per share, an option to purchase 57,143 shares of common stock at $2.59 per share, an option to purchase 38,611 shares of common stock at $4.55 per share, an option to purchase 71,429 shares of common stock at $3.29 per share, an option to purchase 39,286 shares of common stock at $11.55 per share, an option to purchase 416 shares of common stock at $4.82 per share, an option to purchase 416 shares of common stock at $4.82 per share, and an option to purchase 9,999 shares of common stock at $4.82 per share, all of which are currently exercisable. Mr. Ford also holds 32,143 shares of restricted common stock, which are not currently eligible to have their restriction lifted.
(7)	Includes Mr. Hiestand’s option to purchase 7,143 shares of common stock at $3.71 per share, an option to purchase 3,572 shares of common stock at $1.47 per share, an option to purchase 3,572 shares of common stock at $2.10 per share, an option to purchase 2,187 shares of common stock at $5.40 per share, an option to purchase 52 shares of common stock at $5.40 per share, and an option to purchase 52 shares of common stock at $5.40 per share, all of which are currently exercisable. Also includes Mr. Hiestand’s 21,144 shares of restricted common stock that are currently eligible to have their restriction lifted and 715 shares of restricted common stock that are not currently eligible to have their restriction lifted.
(8)	Includes Mr. Merriman’s option to purchase 14,286 shares of common stock at $49.00 per share, an option to purchase 4,287 shares of common stock at $5.18 per share, an option to purchase 55,357 shares of common stock at $2.87 per share, an option to purchase 142,858 shares of common stock at $2.87 per share, an option to purchase 714,286 shares of common stock at $3.29 per share, an option to purchase 8,749 shares of common stock at $4.82 per share, an option to purchase 364 shares of common stock at $4.82 per share, and an option to purchase 364 shares of common stock at $4.82 per share, all of which are currently exercisable.
(9)	Includes Mr. Minehan’s 27,592 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.
(10)	Includes Mr. Potter’s 19,900 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.
(11)	Includes Mr. Schmal’s 26,633 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.
(12)	Includes Mr. Thompson’s 9,855 restricted shares of common stock, which are currently eligible to have their restriction lifted.
(13)	Includes Mr. Town’s option to purchase 14,286 shares of common stock at $10.92 per share, and an option to purchase 16,429 shares of common stock at $2.87 per share, all of which are currently exercisable. Also includes Mr. Town’s 27,212 restricted shares of common stock received for his service on the Board of Directors, all of which are currently eligible to have their restriction lifted.
(14)	The total for directors and executive officers as a group includes 1,954,921 shares subject to outstanding stock options that are currently exercisable and zero shares subject to outstanding warrants that are currently exercisable. All directors and executive officers have the business address of 600 California Street, 9th Floor, San Francisco, CA 94108.

(15)	San Francisco Equity Partners, LP is the direct owner of 568,568 shares of common stock and is the direct holder currently exercisable warrants to purchase 158,242 shares of common stock at $10.36 per share. San Francisco Equity Partners, LP claims beneficial ownership of San Francisco Equity Partners II, LP’s shares of common stock and warrants to purchase shares of common stock. SFEP I, LLC is the General Partner of San Francisco Equity Partners, LP and maintains voting rights.
(16)	San Francisco Equity Partners II, LP is the direct owner of 142,142 shares of common stock and is the direct holder of currently exercisable warrants to purchase 39,560 shares of common stock at $10.36 per share. San Francisco Equity Partners II, LP claims beneficial ownership of San Francisco Equity Partners, LP’s shares of common stock and warrants to purchase shares of common stock. SFEP I, LLC is the General Partner of San Francisco Equity Partners II, LP and maintains voting rights.
(17)	According to Schedule 13G/A filed February 14, 2008, Highfields Capital Management, LP is the investment manager to each of three funds: Highfields Capital I LP, Highfields Capital II LP, and Highfields Capital III LP (collectively the “Funds”). The Funds directly own 1,196,431 shares of common stock. These funds also hold convertible promissory notes, due April 30, 2008, with an aggregate principle amount of $200,000 and convertible into shares of common stock at $1.40 per share. These convertible promissory notes are not currently convertible according to their terms. According to their terms, the warrants and promissory notes may not be exercised if Highfields Capital Management, LP would own 10% or more of the Company at the time of exercise or conversion. Highfields Capital Management, LP; Highfields GP, LLC, the general partner of Highfields Capital Management, LP; Highfields Associates, LLC, the general partner of the Funds; Jonathon S. Jacobson, a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates; Richard L. Grubman, a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates are each members of a voting group that have voting power over the shares. Highfields Capital III LP, a Cayman Islands, B.W.I., has voting power over 871,430 of the shares. The securities were acquired from the Company as part of a private placement closed on April 3, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 required the Company’s directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s equity securities. During 2007, D. Jonathan Merriman, filed four reports on Form 4 late, and John M. Thompson, Patrick H. Arbor, and Steven W. Town each filed one report on Form 4 late.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

Ernst & Young, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2007 and are serving in such capacity for the current fiscal year. Ernst & Young was first engaged to serve as our auditors for the fiscal year ended December 31, 2002. Representatives of Ernst & Young are expected to be available at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed by Ernst & Young LLP for professional services to the Company were $658,870 in 2006 and $708,500 in 2007.

Audit Fees.  The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, the audit of management’s report on the effectiveness of our company’ s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided in connection with statutory and regulatory filings or engagements was approximately $528,000 in 2006 and $647,500 in 2007.

Audit Related Fees.  The aggregate fees billed by Ernst & Young LLP for professional assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, resulted primarily from review of registration statements filed by the company. The aggregate fees were $129,370 in 2006 and $59,500 in 2007.

Tax Fees.  The aggregate fees billed by Ernst & Young LLP for professional services for tax compliance, tax advice and tax planning were $0 in 2006 and $0 in 2007. These fees primarily related to consultation for the preparation of the Company’s Federal, state and local tax returns. These fees also related to assisting the Company with analyzing shifts in the ownership of the Company’s stock for purposes of determining the application of Section 382 of the Internal Revenue Code to the Company.

All Other Fees.  The aggregate fees for all other services rendered by Ernst & Young LLP were $1,500 in 2006 and $1500 in 2007. The 2006 and 2007 amounts represented a subscription to an online accounting and auditing information database provided by Ernst & Young LLP.

The Audit Committee has formal policies and procedures in place with regard to the approval in advance of all professional services provided to the Company by Ernst & Young LLP. With regard to audit fees, the Audit Committee reviews the annual audit plan and approves the estimated annual audit budget in advance. With regard to tax services, the Audit Committee reviews the description and estimated annual budget for tax services to be provided by Ernst & Young LLP in advance. During 2007, the Audit Committee approved all of the independent registered public accountants’ fees in advance.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

If you wish to submit proposals to be included in MCF Corporation’s 2009 proxy statement, we must receive them on or before November 21. 2008. Please address your proposals to the Corporate Secretary.

If you wish to raise a matter before the stockholders at the year 2009 annual meeting, you must notify the Secretary in writing by no later than February 4, 2009. If you do not notify us before February 4, 2009, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC’s requirements to have your proposal included in next year’s proxy statement.

ANNUAL REPORT ON FORM 10-K

Our 2007 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K for the year ended December 31, 2007, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company’s Form 10-K for the year ended December 31, 2007, upon payment of a reasonable fee by writing to MCF Corporation, 600 California Street, 9th Floor, San Francisco, California 94108, Attention: Corporate Secretary.

By Order of the Board of Directors

Christopher L. Aguilar
Secretary

ANNEX A

AMENDED 2003 STOCK OPTION AND INCENTIVE PLAN

MCF Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2003 Stock Option and Incentive Plan (the “Plan”) as follows:

1. Purpose

The Plan is intended to enhance the Company’s and its subsidiaries’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. Definitions

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1	“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by, or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2	“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement, or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.
2.3	“Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.
2.4	“Board” means the Board of Directors of the Company.
2.5	“Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company’s stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.
2.6	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.7	“Committee” means a committee of, and designated from time to time by resolution of, the Board.
2.8	“Company” means MCF Corporation.
2.9	“Effective Date” means March 7, 2003, the date the Plan was approved by the Board.
2.10	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.11	“Fair Market Value” means the closing price of the Stock on the American Stock Exchange or The Nasdaq Stock Market on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

2.12	“Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.
2.13	“Grant” means an award of an Option, Restricted Stock, or Restricted Stock Unit under the Plan.
2.14	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.
2.15	“Grantee” means a person who receives or holds an Option, Restricted Stock, or Restricted Stock Unit under the Plan.
2.16	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.17	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.18	“Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.
2.19	“Option Price” means the purchase price for each share of Stock subject to an Option.
2.20	“Other Agreement” shall have the meaning set forth in Section 14 hereof.
2.21	“Plan” means this 2003 Stock Option and Incentive Plan.
2.22	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.23	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.
2.24	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.
2.25	“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.
2.26	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.27	“Stock” means the common stock of the Company.
2.28	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3. Administration of the Plan

3.1 Board.

The Board, or a committee thereof, shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant, or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant, or any Award Agreement shall be final and conclusive.

3.2 Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant, or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

3.4 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. Stock Subject to the Plan

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be four million five hundred fifty-five thousand seven hundred fourteen (4,555,714) [post reverse split of November 2006]. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5. Effective Date and Term of the Plan

5.1 Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by the stockholders of the Company in accordance with Section 422(b) of the Code and the regulations thereunder. Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

5.2 Term.

The Plan shall terminate on March 7, 2019, unless amended by the stockholders.

6. Option Grants

6.1 Employees or Consultants.

Grants (including Grants of Incentive Stock Options, subject to Section 7.1) may be made under the Plan to any employee, officer or director of, or any consultant or advisor to, the Company or any Subsidiary, as the Board shall determine and designate from time to time.

6.2 Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7. Limitations on Grants

7.1 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. Award Agreement

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock Option the Option Price shall be the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10. Vesting, Term and Exercise of Options

10.1 Vesting and Option Period.

Subject to Sections 10.2 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3 Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof.

10.4 Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or any Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

10.5 Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or Subsidiary, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6 Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, all Options granted to such Grantee shall fully vest on the date of permanent and total disability, and the Grantee shall have the right, at any time within one year after the date of such Grantee’s permanent and total disability and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

10.7 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

10.8 Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board’s discretion, through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in (i) and (ii). In addition and unless the Board provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.

10.9 Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option.

11. Transferability of Options

11.1 Transferability of Options.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2 Transfers.

A. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 11.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of employment or other relationship of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.4, 10.5, or 10.6.

12. Restricted Stock and Restricted Stock Units

12.1 Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2 Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on a number of factors including, but not limited to, Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the fourth sentence of this Section 12.2, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3 Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantees’ benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

12.4 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5 Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted

Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.6 Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

12.7 Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or Subsidiary, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8 Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service, subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

12.9 Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award agreement relating to such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

13. Certain Provisions Applicable to Awards

13.1 Stand-Alone, Additional, Tandem, and Substitute Grants.

Grants under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Grant or any award granted under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate, or any other right of a Grantee to receive payment from the Company or any affiliate. Such additional, tandem and substitute or exchange Grants may be awarded at any time. If a Grant is awarded in substitution or exchange for another Grant, the Board shall require the surrender of such other Grant in consideration for the new Grant. In addition, Grants may be made in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of Stock subject to the Grant is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the exercise price, grant price or purchase price of the Grant in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

13.2 Term of Grant.

The term of each Grant shall be for such period as may be determined by the Board; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

13.3 Form and Timing of Payment Under Grants; Deferrals.

Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an affiliate upon the exercise of an Option or other Grant may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Grants or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Grant may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Board or permitted at the election of the Grantee on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

14. Parachute Limitations

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15. Requirements of Law

15.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company’s stockholders, amend the Plan such that it does not comply with the Code. Except as permitted under this Section 16 or Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17. Effect of Changes in Capitalization

17.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall be, to the extent practicable, the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate

Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

17.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 17.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 17.3.

17.4 Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

17.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18. Disclaimer of Rights

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or any affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

19. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20. Withholding Taxes

The Company or any affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or affiliate, as the case may be, any amount that the Company or affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the affiliate, which may be withheld by the Company or the affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the affiliate to withhold shares of Stock otherwise issuable to the Grantee in an amount equal to the statutory withholding amount or (ii) by delivering to the Company or the affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 20 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

21. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22. Other Provisions

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

23. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25. Pooling

In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

26. Governing Law

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (excluding the choice of law rules thereof).

ANNEX B

2006 DIRECTORS’ STOCK OPTION AND INCENTIVE PLAN

MCF Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2006 Directors’ Stock Option and Incentive Plan (the “Plan”) as follows:

1. Purpose

The Plan is intended to enhance the Company’s and its subsidiaries’ (as defined herein) ability to attract and retain highly qualified directors, and to motivate such directors to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such directors an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock, and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2. Definitions

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1	“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by, or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
2.2	“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement, or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.
2.3	“Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.
2.4	“Board” means the Board of Directors of the Company.
2.5	“Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company’s stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.
2.6	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.7	“Committee” means a committee of, and designated from time to time by resolution of, the Board.
2.8	“Company” means MCF Corporation.
2.9	“Effective Date” means May 5, 2006, the date the Plan was approved by the Board.
2.10	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.11	“Fair Market Value” means the closing price of the Stock on the American Stock Exchange or The Nasdaq Stock Market on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.
2.12	“Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

2.13	“Grant” means an award of an Option, Restricted Stock, or Restricted Stock Unit under the Plan.
2.14	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.
2.15	“Grantee” means a person who receives or holds an Option, Restricted Stock, or Restricted Stock Unit under the Plan.
2.16	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.17	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.18	“Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.
2.19	“Option Price” means the purchase price for each share of Stock subject to an Option.
2.20	“Other Agreement” shall have the meaning set forth in Section 14 hereof.
2.21	“Plan” means this 2006 Directors’ Stock Option and Incentive Plan.
2.22	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.23	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.
2.24	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.
2.25	“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.
2.26	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
2.27	“Stock” means the common stock of the Company.
2.28	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3. Administration of the Plan

3.1 Board.

The Board, or a committee thereof, shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant, or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant, or any Award Agreement shall be final and conclusive.

3.2 Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant, or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive.

3.3 Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

3.4 No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. Stock Subject to the Plan

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be nine hundred seventy thousand (970,000) [post reverse split of November 2006]. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5. Effective Date and Term of The Plan

5.1 Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by the stockholders of the Company in accordance with Section 422(b) of the Code and the regulations thereunder. Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

5.2 Term.

The Plan shall terminate on May 5, 2019, unless amended by the stockholders.

6. Option Grants

6.1 Employees or Consultants.

Grants (including Grants of Incentive Stock Options, subject to Section 7.1) may be made under the Plan to any director of the Company or any Subsidiary, as the Board shall determine and designate from time to time.

6.2 Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7. Limitations on Grants

7.1 Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. Award Agreement

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock Option the Option Price shall be the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10. Vesting, Term and Exercise of Options

10.1 Vesting and Option Period.

Subject to Sections 10.2 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2 Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6)

and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3 Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof.

10.4 Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or any Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

10.5 Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or Subsidiary, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6 Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, all Options granted to such Grantee shall fully vest on the date of permanent and total disability, and the Grantee shall have the right, at any time within one year after the date of such Grantee’s permanent and total disability and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

10.7 Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

10.8 Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board’s discretion, through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in (i) and (ii). In addition and unless the Board provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.

10.9 Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option.

11. Transferability of Options

11.1 Transferability of Options.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2 Transfers.

A. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 11.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of employment or other relationship of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.4, 10.5, or 10.6.

12. Restricted Stock and Restricted Stock Units

12.1 Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2 Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on a number of factors including, but not limited to, Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the fourth sentence of this Section 12.2, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3 Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantees’ benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

12.4 Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5 Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.6 Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

12.7 Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or Subsidiary, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8 Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service, subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

12.9 Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award agreement relating to such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

13. Certain Provisions Applicable to Awards

13.1 Stand-Alone, Additional, Tandem, and Substitute Grants.

Grants under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Grant or any award granted under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate, or any other right of a Grantee to receive payment from the Company or any affiliate. Such additional, tandem and substitute or exchange Grants may be awarded at any time. If a Grant is awarded in substitution or exchange for another Grant, the Board shall require the surrender of such other Grant in consideration for the new Grant. In addition, Grants may be made in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of Stock subject to the Grant is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the exercise price, grant price or purchase price of the Grant in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

13.2 Term of Grant.

The term of each Grant shall be for such period as may be determined by the Board; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

13.3 Form and Timing of Payment Under Grants; Deferrals.

Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an affiliate upon the exercise of an Option or other Grant may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Grants or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Grant may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Board or permitted at the election of the Grantee on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

14. Parachute Limitations

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15. Requirements of Law

15.1 General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2 Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16. Amendment and Termination of The Plan

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company’s stockholders, amend the Plan such that it does not comply with the Code. Except as permitted under this Section 16 or Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17. Effect of Changes in Capitalization

17.1 Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall be, to the extent practicable, the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

17.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 17.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 17.3.

17.4 Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

17.5 No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18. Disclaimer of Rights

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director of the Company or any affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

19. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20. Withholding Taxes

The Company or any affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or affiliate, as the case may be, any amount that the Company or affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the affiliate, which may be withheld by the Company or the affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the affiliate to withhold shares of Stock otherwise issuable to the Grantee in an amount equal to the statutory withholding amount or (ii) by delivering to the Company or the affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 20 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

21. Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22. Other Provisions

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

23. Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24. Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25. Pooling

In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

26. Governing Law

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (excluding the choice of law rules thereof).

ANNEX C

PROPOSAL TO CHANGE COMPANY’S NAME

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MCF CORPORATION

MCF Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation changing the name of the Corporation to “Merriman Curhan Ford Group, Inc.” The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of MCF Corporation be amended by changing Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST: Effective 12:01 am , 2008, the name of this Corporation is Merriman Curhan Ford Group, Inc.

SECOND: That on May 2, 2008, the aforesaid amendments were duly adopted by stockholder vote in accordance with the applicable provisions of Section 242 and Section 211 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this  day of  .

By:

PROXY
MCF CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 2, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. Jonathan Merriman and Robert E. Ford and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of MCF Corporation, a Delaware corporation, held of record by the undersigned, on March 17, 2008, at the 2008 annual meeting of stockholders to be held on Friday, May 2, 2008, at 1:30 p.m., Pacific Standard Time, at Merriman Curhan Ford & Co., headquarters, 600 California Street, 9 th Floor, San Francisco, California 94108, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

1.	To elect eight directors.

☐ FOR all nominees listed (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed

Nominees: John M. Thompson, D. Jonathan Merriman, Patrick H. Arbor, Steven W. Town, Raymond J. Minehan, Dennis G. Schmal, Scott Potter, and William J. Febbo.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

2.	To approve the amendment to the 2003 Stock Option and Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the amendment to the 2006 Directors’ Stock Option and Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve the amendment to the Certificate of Incorporation to change the name of MCF Corporation to Merriman Curhan Ford Group, Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ EIGHT NOMINEES NAMED ABOVE AND FOR EACH OF THE PROPOSALS LISTED ABOVE. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

Signature
Date:
Signature
Date:
Note:	Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.